UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2020

(Exact name of registrant as specified in its charter)

Delaware	001-37860	81-3434516
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah 84104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 972-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VREX	The NASDAQ Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On June 9, 2020, Varex Imaging Corporation (the “Company”) entered into an indenture (the “Indenture”) by and among the Company and Wells Fargo Bank, National Association, as trustee, in connection with the sale by the Company of $200 million aggregate principal amount of its 4.00% Convertible Senior Notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will mature on June 1, 2025, unless earlier redeemed or repurchased by the Company or converted.

The Notes will accrue interest at a rate of 4.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The initial conversion rate applicable to the Notes is 48.0480 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $20.81 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after June 1, 2023 and on or before the 60th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

Prior to December 1, 2024, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2020, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on, and including, the last trading day of the immediately preceding calendar quarter, the last reported sale price per share of the Company’s common stock on such trading day exceeds 130% of the applicable conversion price on such trading day; (2) during the five consecutive business day period after any five consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; (3) upon the occurrence of specified corporate transactions; or (4) if the Company calls any notes for redemption. On and after December 1, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Notes will be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.

The Notes will be unsecured and unsubordinated obligations of Varex and will rank senior in right of payment to any of future indebtedness of Varex that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any existing and future unsecured indebtedness of Varex that is not so subordinated; be effectively subordinated in right of payment to any secured indebtedness of Varex to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all existing and future indebtedness and other liabilities and obligations incurred by subsidiaries of Varex.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 consecutive days;

(2) the Company defaults in the payment of principal, or the redemption price or fundamental change repurchase price, of any Note when the same becomes due and payable at the maturity date, upon declaration of acceleration, upon any fundamental change purchase date or redemption date or otherwise;

(3) failure by the Company to deliver the consideration due upon the conversion of any Notes;

(4) failure by the Company to give a fundamental change notice or a notice of a specified corporate transaction at the time, in the manner, and with the contents under the Indenture in each case when due and, with the exception of notices related to certain distributions, such failure is not cured within five business days after the due date for such notice;

(5) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Notes (other than a covenant or agreement in respect of which a default or breach is specifically addressed in clauses (1) through (5) above) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(7) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $25,000,000;

(8) one or more final judgments being rendered against the Company or any of its subsidiaries for the payment of at least $25,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9) certain events of bankruptcy, insolvency, or reorganization of the Company any of the Company’s significant subsidiaries.

If an event of default described in paragraph (9) above occurs with respect to the Company (and not solely with respect to a significant subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to the Company and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, with the exception of certain reporting events of default, the trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, which is included as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note Hedge Transactions

On June 4, 2020, in connection with the offering of the Notes, the Company entered into convertible note hedge transactions with respect to its common stock (the “Base Purchased Options”) with each of Bank of America, N.A., Citibank, N.A., and Wells Fargo Bank, National Association (collectively, the “Counterparties”). The Company paid an aggregate amount of approximately $53.4 million to the Counterparties for the Base Purchased Options. The Base Purchased Options cover, subject to anti-dilution adjustments that are intended to be substantially identical to those in the Notes, approximately 8.4 million shares of the Company’s common stock at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The Base Purchased Options will expire upon the maturity of the Notes.

On June 5, 2020, the initial purchasers exercised their option to buy additional Notes, and the Company entered into additional convertible note hedge transactions (collectively with the Base Purchased Options, the “Purchased Options”) with each of the Counterparties on terms substantially similar to those of the Base Purchased Options relating to an aggregate of 1,201,200 shares underlying such option.

The forms of the confirmations relating to the Purchased Options are attached hereto as Exhibits 10.1 and 10.3 and are incorporated herein by reference.

The Purchased Options are intended to reduce the potential dilution impact resulting upon conversion of the Notes or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market value per share of the Company’s common stock, as measured under the Purchased Options, at the time of exercise is greater than the strike price of the Purchased Options.

The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.

Warrant Transactions

Separately, on June 4, 2020, in connection with the offering of the Notes, the Company also entered into warrant transactions (the “Base Warrants”), whereby the Company sold to the Counterparties warrants initially exercisable, subject to anti-dilution adjustments, for approximately 8,408,400 shares of the Company’s common stock at a strike price of $24.9750 per share, also subject to adjustment, which is an approximately 50% premium to the Company’s common stock of $16.65 on June 4, 2020. The Company received aggregate proceeds of approximately $43.6 million from the sale of the Base Warrants to the Counterparties. The Base Warrants were sold in private placements to the Counterparties pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

On June 5, 2020, the initial purchasers exercised their option to buy additional Notes, and the Company entered into additional warrant transactions (collectively with the Base Warrants, the “Warrants”) with each of the Counterparties on terms substantially similar to those of the Base Warrants relating to an aggregate of 1,201,200 shares underlying such option.

The forms of the confirmations relating to the Warrants are attached hereto as Exhibits 10.2 and 10.4 and are incorporated herein by reference.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 7.01.	Regulation FD Disclosure

On June 5, 2020, Varex issued a press release announcing the closing of an offering of $200.0 million of aggregate principal amount of 4.00% convertible senior notes due 2025, including the exercise in full by the initial purchasers of their option to purchase $25.0 million aggregate principal amount of notes. The full text of the press release is furnished hereto as Exhibit 99.1.

As discussed in the attached press release, in connection with the offering of the notes, the Company entered into convertible note hedge and warrant transactions with several financial institutions (the “hedge counterparties”).

The information furnished with this report under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture dated June 9, 2020, between Varex Imaging Corporation and Wells Fargo Bank, National Association as Trustee, including form of 4.00% Convertible Senior Note due 2025.

10.1	Form of Base Convertible Bond Hedge Confirmation, dated June 4, 2020, between Varex Imaging Corporation and each of the Counterparties.

10.2	Form of Base Warrant Confirmation, dated June 4, 2020, between Varex Imaging Corporation and each of the Counterparties.

10.3	Form of Additional Convertible Bond Hedge Confirmation, dated June 5, 2020, between Varex Imaging Corporation and each of the Counterparties.

10.4	Form of Additional Warrant Confirmation, dated June 5, 2020, between Varex Imaging Corporation and each of the Counterparties.

99.1	Varex Announces Closing of Offering of $200 Million of 4.00% Convertible Senior Notes Due 2025, Including Full Exercise of Option to Purchase Additional Notes.

104	Cover Page Interactive Data File —the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: June 9, 2020	By:	/s/ Kimberly E. Honeysett
Kimberley E. Honeysett

Senior Vice President, General Counsel and Corporate Secretary